Exhibit 99.1

Media Contact: Dana Crothers
Marketing Director
704.940.2904
dcrothers@cogdellspencer.com

FOR IMMEDIATE RELEASE
August 6, 2009

COGDELL SPENCER INC. REPORTS
SECOND QUARTER 2009 FINANCIAL RESULTS

Charlotte, N.C. (August 6, 2009) – Cogdell Spencer Inc. (NYSE: CSA), a real estate investment trust (REIT) that invests in specialty office buildings, including medical offices and ambulatory surgery and diagnostic centers, and provides strategic planning and design and construction services for the medical profession, announces financial results for the quarter ended June 30, 2009.

Second Quarter 2009 Results

For the second quarter of 2009, Cogdell Spencer Inc. reports Funds from Operations Modified (FFOM) of $6.4 million, or $0.19 per share and operating partnership unit, excluding an after-tax, debt extinguishment and interest rate derivative charge of ($1.5 million), or ($0.05) per share and operating partnership unit, related to a $50.0 million repayment and amendment to the Term Loan (as defined below).  FFOM including the debt extinguishment and interest rate derivative charge described above was $4.9 million, or $0.14 per share and operating partnership unit, for the second quarter of 2009.  During the same period in 2008, FFOM was $7.3 million, or $0.30 per share and operating partnership unit.  FFOM adds back to traditionally defined Funds from Operations (FFO) non-cash amortization of non-real estate related intangible assets associated with purchase accounting.

FFO for the second quarter of 2009 was $5.6 million, or $0.16 per share and operating partnership unit, excluding the debt extinguishment and interest rate derivative charge described above.  FFO including the debt extinguishment and interest rate derivative charge described above was $4.1 million, or $0.12 per share and operating partnership unit, for the second quarter of 2009.  During the same period in 2008, FFO was $4.8 million, or $0.20 per share and operating partnership unit.

Net income (loss) attributable to Cogdell Spencer Inc. for the second quarter of 2009 was ($1.0 million), or ($0.04) per share, excluding the debt extinguishment and interest rate derivative charge described above.  Net income (loss) attributable to Cogdell Spencer Inc. including the debt extinguishment and interest rate derivative charge described above was ($2.3 million), or ($0.09) per share, for the second quarter of 2009.  During the same period in 2008, net income (loss) was ($1.8 million), or ($0.12) per share.

As of June 30, 2009, the Company’s portfolio consisted of 62 consolidated wholly-owned and joint venture properties, comprising a total of approximately 3.3 million net rentable square feet.  The overall percentage of leased space at the Company’s 62 in-service, consolidated properties as of June 30, 2009, was 90.9%.  In addition, the Company has three unconsolidated joint venture properties comprising a total of approximately 0.2 million net rentable square feet and manages 50 properties for third party clients comprising a total of approximately 2.2 million net rentable square feet.

Results for the Six Months Ended June 30, 2009

FFOM for the six months ended June 30, 2009, was $14.5 million, or $0.47 per share and operating partnership unit, excluding after-tax charges totaling ($103.3 million), or ($3.35) per share and operating partnership unit, related to asset impairment, debt extinguishment and interest rate derivative (see additional description below).  FFOM for the six months ended June 30, 2009, including the charges described above, was ($88.8 million), or ($2.88) per share and operating partnership unit.  During the same period in 2008, FFOM was $13.1 million, or $0.59 per share and operating partnership unit.

FFO for the six months ended June 30, 2009, was $12.1 million, or $0.39 per share and operating partnership unit, excluding the charges described above.  FFO including the charges described above was ($91.2 million), or ($2.96) per share and operating partnership unit, for the six months ended June 30, 2009.  During the same period in 2008, FFO was $9.9 million, or $0.45 per share and operating partnership unit.

Net income (loss) attributable to Cogdell Spencer Inc. for the six months ended June 30, 2009, was ($1.4 million), or ($0.06) per share, excluding the charges described above.  Net income (loss) attributable to Cogdell Spencer Inc. including the charges described above was ($72.5 million), or ($3.21) per share, for the six months ended June 30, 2009.  During the same period in 2008, net income (loss) was ($3.6 million), or ($0.24) per share.

During the six months ended June 30, 2009, the Company recorded a pre-tax, non-cash impairment charge of ($120.9 million), or ($4.47) per share and operating partnership unit, and the Company recognized a non-cash income tax benefit related to the charge of $19.2 million, or $0.71 per share and operating partnership unit, resulting in an after-tax impairment charge of ($101.7 million), or ($3.76) per share and operating partnership unit.  The charge was recorded during the first quarter of 2009.  No impairment charge was recorded during the second quarter of 2009.

Debt Extinguishment and Interest Rate Derivative Charge

During the second quarter of 2009, the Company repaid $50.0 million of the $100.0 million outstanding under the Erdman senior secured term loan agreement (“Term Loan”).  In connection with this repayment, the Term Loan interest rate and financial covenants were amended.  As a result of the amendment, all unamortized Term Loan deferred finance costs and costs paid to the lenders that were party to the amendment were expensed during the second quarter of 2009.  The second quarter charge to debt extinguishment and interest rate derivative expense was approximately $0.9 million, before income tax benefit.  The Company recorded an income tax benefit of approximately $0.4 million related to this charge.
The Company previously entered into a $100.0 million interest rate swap agreement that fixed the floating rate portion of the $100.0 million Term Loan.  Due to the repayment and the amendment to the Term Loan, approximately $1.6 million related to swap derivative hedge ineffectiveness was charged to debt extinguishment and interest rate derivative expense during the second quarter of 2009.  The non-cash charge represents the portion of the mark to market fair value liability of the interest rate swap agreement for which there are no more future interest payments under the Term Loan.  The Company recorded an income tax benefit of approximately $0.6 million related to this charge, resulting in after-tax charge of approximately $1.0 million.

The Company has not terminated the $100.0 million interest rate swap agreement.  The $100.0 million interest rate swap agreement will be used to fix the floating rate portion on $50.0 million outstanding on the Term Loan and $50.0 million outstanding under the secured revolving Credit Facility.

Capital Transactions

In May 2009, the Company refinanced the Roper MOB mortgage note payable.  The principal amount was increased from $9.1 million to $9.5 million and the additional proceeds were used for working capital purposes.  The note payable matures in June 2019 and requires monthly principal and interest payments based on a 25-year amortization.  The interest rate is fixed at 7.1%.

In June 2009, the Company issued 23.0 million shares of common stock, resulting in net proceeds to the Company of $76.5 million.  The net proceeds were used to fund the $50.0 million repayment under the Term Loan, to reduce borrowings under the Company’s secured revolving credit facility, and for working capital purposes.

In June 2009, the Company obtained mortgage financing for the Lancaster Rehabilitation Hospital property.  The $9.7 million note payable matures in June 2014 and requires monthly principal and interest payments based on a 25-year amortization.  The interest rate is fixed at 6.71%.  Proceeds were used to reduce borrowings under the secured revolving credit facility and for working capital purposes.

Build to Suit Development

The Company began construction on a 50,575 square foot medical office building in Brandon, Mississippi to serve the communities of the Jackson, Mississippi metro area.  The $13.9 million University Physicians-Grants Ferry project is 100% pre-leased and scheduled for completion during the second quarter of 2010.  The Company will own 100% of the project and the Company’s subsidiary, Erdman, will perform the development and design-build services.  The Company obtained a $10.4 million construction loan on the medical office building.  The loan provides for interest-only payments during the construction period at a rate of one-month LIBOR plus 2.25%.  In October 2010, the loan converts to an amortizing loan with monthly payments based on a 25-year amortization schedule at an interest rate of one-month LIBOR plus 2.25%. The Company has entered into a forward starting interest rate swap agreement that effectively fixes the interest rate at 5.95% after the construction period through maturity. The loan matures in April 2019.

The Company began construction on a 60,000 square foot facility in St. Cloud, Minnesota.  The $20.2 million HealthPartners Central Minnesota Clinic is 85% pre-leased and scheduled for completion during the second quarter of 2010.  The Company will own 100% of the facility and the Company’s subsidiary, Erdman, will perform the development and design-build services.  The Company obtained a $14.0 million construction loan on the facility.  The loan provides for interest-only payments during the construction period at a rate of one-month LIBOR plus 3.25%, but not less than 6.0%.  In December 2010, the loan converts to an amortizing loan with monthly payments based on a 22.5-year amortization schedule at an interest rate of one-month LIBOR plus 3.25%, but not less than 6.0%.  The loan matures in November 2014.

Dividend

On June 12, 2009, the Company announced that its Board of Directors had declared a quarterly dividend of $0.10 per share and operating partnership unit that was paid in cash on July 22, 2009 to holders of record on June 25, 2009.  The dividend covered the Company’s second quarter of 2009.

Outlook

The Company’s management team expects that FFOM per share and operating partnership unit, for the year ending December 31, 2009, will be between $0.63 and $0.69, excluding the impairment charges and debt extinguishment charges described above. Management has updated the outlook to reflect a decrease in the debt extinguishment charge estimate from $2.1 million to $1.5 million.  The debt extinguishment charge for the second quarter of 2009 is discussed above.  A reconciliation of the range of projected net income (loss) to projected FFO and FFOM for the year ending December 31, 2009 is set forth below:

	Guidance Range for the
	Year Ending December 31, 2009
	Low		High
(In thousands, except per share and operating partnership unit data)
Net loss	$(107,900)	- -	$(105,650)
Plus real estate related depreciation and amortization	27,500	- -	27,500
Less noncontrolling interests in real estate partnerships, before real estate
related depreciation and amortization	(800)	- -	(800)
Funds from Operations (FFO)	(81,200)	- -	(78,950)
Plus amortization of intangibles related to purchase accounting, net of income tax benefit	4,000	- -	4,000
Funds from Operations Modified (FFOM)	(77,200)	- -	(74,950)
Impairment charges, net of income tax benefit	101,700	- -	101,700
FFOM, excluding impairment charges	24,500	- -	26,750
Debt extinguishment charge, net of income tax benefit	1,500	- -	1,500
FFOM, excluding impairment charges and debt extingushment charges	$26,000	- -	$28,250

FFO per share and unit - diluted	$(1.98)	- -	$(1.93)
FFOM per share and unit - diluted	$(1.89)	- -	$(1.83)
FFOM per share and unit - diluted, excluding impairment charges	$0.60	- -	$0.65
FFOM per share and unit - diluted, excluding impairment charges and debt extingushment charges	$0.63	- -	$0.69

Weighted average shares and units outstanding - basic and diluted	40,950	- -	40,950

Supplemental operating and financial data are available in the Investor Relations section of the Company’s Web site at www.cogdellspencer.com.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the three months ended June 30, 2009.  In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies.  FFOM adds back to traditionally defined FFO non-cash amortization of non-real estate related intangible assets associated with purchase accounting.  The Company presents FFO and FFOM because it considers them important supplemental measures of operational performance.  The Company believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results.  The Company believes that FFOM allows securities analysts, investors and other interested parties in evaluating current period results to results prior to the Erdman transaction.  FFO and FFOM are intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time.  Historically, however, real estate values have risen or fallen with market conditions.  Because FFO and FFOM excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income.  The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs.  The Company adjusts the NAREIT definition to add back noncontrolling interests in consolidated real estate partnerships before real estate related depreciation and amortization.  Further, FFO and FFOM do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties.  FFO and FFOM should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company’s performance, nor are they indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions.  A reconciliation from GAAP net loss to FFO and FFOM is included as an attachment to this press release.

Conference Call

Cogdell Spencer Inc. invites you to attend the Company’s Second Quarter 2009 Conference Call on Friday, August 7, 2009 at 10:00 a.m. (Eastern Daylight Time).  The number to call for this teleconference is (800) 860-2442 (domestic) or (412) 858-4600 (international), and no passcode is required.  In addition, the conference call can be accessed via the Internet at www.cogdellspencer.com through the “Q2 2009 Cogdell Spencer Earnings Conference Call” link on the Investor Relations page.

A playback will be available until August 24, 2009 at 9:00 a.m (Eastern Daylight Time).  To access the playback, please dial (877) 344-7529 (domestic) or (412) 317-0088 (international) and enter the passcode: 432285.  The replay can also be accessed via the Internet at www.cogdellspencer.com through the “Q2 2009 Cogdell Spencer Earnings Conference Call” link on the Investor Relations page.

About Cogdell Spencer Inc.
Charlotte-based Cogdell Spencer Inc. (NYSE: CSA) is a fully-integrated, self-administered, and self-managed real estate investment trust that invests in specialty office buildings for the medical profession, including medical offices and ambulatory surgery and diagnostic centers.  The Company focuses on the ownership, delivery, acquisition, and management of strategically located medical office buildings and other healthcare related facilities in the United States of America.  The Company has been built around understanding and addressing the full range of specialized real estate needs of the healthcare industry.  Learn more about Cogdell Spencer Inc. and its subsidiaries at www.cogdellspencer.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect the Company’s views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially. Factors that may contribute to these differences include, but are not limited to the following: our business strategy; our ability to comply with financial covenants in our debt instruments; our ability to obtain future financing arrangements; estimates relating to our future distributions; our understanding of our competition; our ability to renew our ground leases; changes in the reimbursement available to our tenants by government or private payors; our tenants' ability to make rent payments; defaults by tenants; Erdman’s customers’ access to financing; delays in project starts and cancellations by Erdman customers; the timing of capital expenditures by healthcare systems and providers; market trends; and projected capital expenditures.

For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2008. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be realized. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cogdell Spencer Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	June 30, 2009	December 31, 2008
Assets
Real estate properties:
Operating real estate properties	$535,291	$531,932
Less: Accumulated depreciation	(81,612)	(69,285)
Total operating real estate properties, net	453,679	462,647
Construction in progress	36,419	15,314
Total real estate properties, net	490,098	477,961
Cash and cash equivalents	13,408	34,668
Restricted cash	13,082	12,964
Tenant and accounts receivable, net	30,318	43,523
Goodwill	108,683	180,435
Trade names and trademarks	41,240	75,969
Intangible assets, net	24,542	45,363
Other assets	29,597	29,207
Total assets	$750,968	$900,090

Liabilities and equity
Mortgage notes payable	$255,622	$240,736
Revolving credit facility	80,000	124,500
Term loan	50,000	100,000
Accounts payable	17,504	22,090
Billings in excess of costs and estimated earnings on uncompleted contracts	21,556	17,025
Deferred income taxes	13,706	34,176
Payable to prior Erdman shareholders	18,002	18,002
Other liabilities	46,069	60,567
Total liabilities	502,459	617,096
Commitments and contingencies
Equity:
Cogdell Spencer Inc. stockholders' equity:
Preferred stock, $0.01 par value; 50,000 shares authorized, none issued or outstanding	-	-
Common stock, $0.01 par value, 200,000 shares authorized, 42,526 and 17,699 shares
issued and outstanding in 2009 and 2008, respectively	425	177
Additional paid-in capital	369,483	275,380
Accumulated other comprehensive loss	(2,221)	(5,106)
Accumulated deficit	(158,598)	(77,438)
Total Cogdell Spencer Inc. stockholders' equity	209,089	193,013
Noncontrolling interests:
Real estate partnerships	5,442	4,657
Operating partnership	33,978	85,324
Total noncontrolling interests	39,420	89,981
Total equity	248,509	282,994
Total liabilities and equity	$750,968	$900,090

Cogdell Spencer Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Revenues:
Rental revenue	$19,662	$19,300	$39,328	$37,991
Design-Build contract revenue and other sales	36,712	78,021	83,101	101,956
Property management and other fees	863	835	1,713	1,672
Development management and other income	227	110	3,027	129
Total revenues	57,464	98,266	127,169	141,748

Expenses:
Property operating and management	7,884	7,841	15,812	15,040
Design-Build contracts and development management	31,242	66,286	71,407	87,330
Selling, general, and administrative	6,675	8,488	13,342	12,789
Depreciation and amortization	8,978	12,380	19,089	21,404
Impairment charges	-	-	120,920	-
Total expenses	54,779	94,995	240,570	136,563

Income (loss) from operations before other income (expense)	2,685	3,271	(113,401)	5,185

Other income (expense):
Interest and other income	139	218	295	473
Interest expense	(5,594)	(6,857)	(11,620)	(11,952)
Debt extinguishment and interest rate derivative expense	(2,490)	-	(2,490)	-
Equity in earnings of unconsolidated partnerships	2	5	8	7
Total other income (expense)	(7,943)	(6,634)	(13,807)	(11,472)

Loss from operations before income tax benefit	(5,258)	(3,363)	(127,208)	(6,287)

Income tax benefit	2,208	383	21,834	740
Net loss	(3,050)	(2,980)	(105,374)	(5,547)
Net loss (income) attributable to the noncontrolling interest in:
Real estate partnerships	(48)	48	(141)	62
Operating partnership	783	1,089	32,982	1,841
Net loss attributable to Cogdell Spencer Inc.	$(2,315)	$(1,843)	$(72,533)	$(3,644)

Net loss per share attributable to Cogdell Spencer Inc. - basic and diluted	$(0.09)	$(0.12)	$(3.21)	$(0.24)

Weighted average common shares - basic and diluted	27,084	15,393	22,565	14,879

Cogdell Spencer Inc.
Business Segment Reporting
(In thousands)
(unaudited)

Three months ended June 30, 2009:	Property Operations	Design-Build and Development	Intersegment Eliminations	Unallocated and Other	Total

Revenues:
Rental revenue	$19,685	$-	$(23)	$-	$19,662
Design-Build contract revenue and other sales	-	42,009	(5,297)	-	36,712
Property management and other fees	863	-	-	-	863
Development management and other income	-	1,434	(1,207)	-	227
Total revenues	20,548	43,443	(6,527)	-	57,464

Certain operating expenses:
Property operating and management	7,884	-	-	-	7,884
Design-Build contracts and development management	-	35,948	(4,706)	-	31,242
Selling, general, and administrative	-	4,122	(23)	-	4,099
Total certain operating expenses	7,884	40,070	(4,729)	-	43,225
	12,664	3,373	(1,798)	-	14,239

Interest and other income	129	2	-	8	139
Corporate general and administrative expenses	-	-	-	(2,576)	(2,576)
Interest expense	-	-	-	(5,594)	(5,594)
Debt extinguishment and interest rate derivative expense	-	-	-	(2,490)	(2,490)
Benefit from income taxes applicable to funds from operations modified	-	-	-	1,670	1,670
Non-real estate related depreciation and amortization	-	(196)	-	(57)	(253)
Earnings from unconsolidated real estate partnerships, before real estate related depreciation and amortization	4	-	-	-	4
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	(224)	-	-	-	(224)
Funds from operations modified (FFOM)	12,573	3,179	(1,798)	(9,039)	4,915

Amortization of intangibles related to purchase accounting, net of income tax benefit	(42)	(1,338)	-	538	(842)
Funds from operations (FFO)	12,531	1,841	(1,798)	(8,501)	4,073

Real estate related depreciation and amortization	(7,347)	-	-	-	(7,347)
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	224	-	-	-	224
Net income (loss)	5,408	1,841	(1,798)	(8,501)	(3,050)
Net loss (income) attributable to the noncontrolling interest in:
Real estate partnerships	(48)	-	-	-	(48)
Operating partnership	-	-	-	783	783
Net income (loss) attributable to Cogdell Spencer Inc.	$5,360	$1,841	$(1,798)	$(7,718)	$(2,315)

Cogdell Spencer Inc.
Business Segment Reporting
(In thousands)
(unaudited)

Six months ended June 30, 2009:	Property Operations	Design-Build and Development	Intersegment Eliminations	Unallocated and Other	Total

Revenues:
Rental revenue	$39,375	$-	$(47)	$-	$39,328
Design-Build contract revenue and other sales		93,169	(10,068)	-	83,101
Property management and other fees	1,713	-	-	-	1,713
Development management and other income	-	5,070	(2,043)	-	3,027
Total revenues	41,088	98,239	(12,158)	-	127,169

Certain operating expenses:
Property operating and management	15,812	-	-	-	15,812
Design-Build contracts and development management	-	81,066	(9,659)	-	71,407
Selling, general, and administrative	-	8,660	(47)	-	8,613
Impairment charges	-	120,920	-	-	120,920
Total certain operating expenses	15,812	210,646	(9,706)	-	216,752
	25,276	(112,407)	(2,452)	-	(89,583)

Interest and other income	270	4	-	21	295
Corporate general and administrative expenses	-	-	-	(4,729)	(4,729)
Interest expense	-	-	-	(11,620)	(11,620)
Debt extinguishment and interest rate derivative expense	-	-	-	(2,490)	(2,490)
Benefit from income taxes applicable to funds from operations modified	-	-	-	20,311	20,311
Non-real estate related depreciation and amortization	-	(390)	-	(111)	(501)
Earnings from unconsolidated real estate partnerships, before real estate related depreciation and amortization	14	-	-	-	14
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	(470)	-	-	-	(470)
Funds from operations modified (FFOM)	25,090	(112,793)	(2,452)	1,382	(88,773)

Amortization of intangibles related to purchase accounting, net of income tax benefit	(85)	(3,820)	-	1,523	(2,382)
Funds from operations (FFO)	25,005	(116,613)	(2,452)	2,905	(91,155)

Real estate related depreciation and amortization	(14,689)	-	-	-	(14,689)
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	470	-	-	-	470
Net income (loss)	10,786	(116,613)	(2,452)	2,905	(105,374)
Net loss (income) attributable to the noncontrolling interest in:
Real estate partnerships	(141)	-	-	-	(141)
Operating partnership	-	-	-	32,982	32,982
Net income (loss) attributable to Cogdell Spencer Inc.	$10,645	$(116,613)	$(2,452)	$35,887	$(72,533)

Cogdell Spencer Inc.
Reconciliation of Net Loss to Funds from Operations Modified (FFOM) (1)
(In thousands, except per share and unit amounts)
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008

Net loss	$(3,050)	$(2,980)	$(105,374)	$(5,547)
Add:
Real estate related depreciation and amortization:
Wholly-owned and consolidated properties	7,344	7,826	14,684	15,615
Unconsolidated real estate partnerships	3	3	5	6
Less:
Noncontrolling interests in real estate partnerships, before
real estate related depreciation and amortization	(224)	(74)	(470)	(152)
Funds from Operations (FFO) (1)	4,073	4,775	(91,155)	9,922
Amortization of intangibles related to purchase accounting, net of income tax benefit	842	2,551	2,382	3,204
Funds from Operations Modified (FFOM) (1)	$4,915	$7,326	$(88,773)	$13,126

FFO per share and unit - basic and diluted	$0.12	$0.20	$(2.96)	$0.45
FFOM per share and unit - basic and diluted	$0.14	$0.30	$(2.88)	$0.59

Weighted average shares and units outstanding - basic and diluted	34,653	24,486	30,844	22,234

(1)
FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies.  FFOM adds back to traditionally defined FFO non-cash amortization of non-real estate related intangible assets associated with purchase accounting.  The Company presents FFO and FFOM because it considers them important supplemental measures of operational performance.  The Company believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results.  FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time.  Historically, however, real estate values have risen or fallen with market conditions.  Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income.  The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs.  The Company adjusts the NAREIT definition to add back noncontrolling interests in consolidated real estate partnerships before real estate related depreciation and amortization.  Further, FFO and FFOM do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties.  FFO and FFOM should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company’s performance, nor are they indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions.

Other Contacts
General Inquiries:
Frank C. Spencer
President and Chief Executive Officer
Tel: 704.940.2926
fspencer@cogdellspencer.com

Financial Inquiries:
Charles M. Handy
Chief Financial Officer
Tel: 704.940.2914
chandy@cogdellspencer.com
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